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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2003, except as to the subsequent events described in Note R which is as of March 26, 2003, relating to the financial statements of Wheeling-Pittsburgh Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
January 29, 2004